LSB FINANCIAL CORP.
                        COMPUTATION OF PER SHARE EARNINGS
                             (Dollars in thousands)

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
                                                                                 For the three months ended
                                                                September 30, 1997                     September 30, 1998
                                                         ------------------------------------------------------------------------

                                                                    Weighted                                Weighted
                                                                     Average     Per share                   Average     Per share
                                                        Income        Shares       Amount       Income        Shares       Amount
Basic EPS
  Income available to common shareholders               $   414       897,894       $0.46       $   429       887,655       $0.48

Effect of dilutive securities
  Options                                                              35,195                                  37,355

Diluted EPS
  Income available to common shareholders                   414       933,089       $0.44       $   429       925,010       $0.46


                                                                                For the nine months ended
                                                                September 30, 1997                     September 30, 1998
                                                         ------------------------------------------------------------------------
Basic EPS
  Income available to common shareholders                $1,132       868,913       $1.24       $ 1,343       864,727       $1.55

Effect of dilutive securities
  Options                                                              33,519                                  36,023

Diluted EPS
  Income available to common shareholders                 1,132       902,432       $1.19       $ 1,343       900,750       $1.49


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